UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

BJ SERVICES COMPANY

(Exact name of registrant as specified in the charter)

Delaware	001-10570	63-0084140
(State or other jurisdiction of incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

5500 Northwest Central Drive

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 895-5624

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On January 13, 2006, BJ Services Company announced that Trey Whichard resigned as Vice President and Chief Financial Officer of the Company. The Company will perform a search for a replacement and during the interim period, Jeff Smith, Treasurer of the Company, will act as the Chief Financial Officer of the Company. A copy of the Company's press release containing the Company's announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated January 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

By: /s/ Margaret B. Shannon

Name: Margaret B. Shannon

Title: Vice President -- General Counsel and Secretary

Date: January 18, 2006

Exhibit Index

99.1 Press Release dated January 13, 2006.

BJ Services Announces Personnel Change

HOUSTON, Jan. 13 /PRNewswire-FirstCall/ -- BJ Services Company (NYSE: BJS; PCX; CBOE) announced today that Trey Whichard, Vice President and Chief Financial Officer, has decided to leave the Company for personal reasons. The Company will perform a search for a replacement and during the interim period, Jeff Smith, Treasurer of the Company, will act as the Chief Financial Officer of the Company.

Bill Stewart, Chairman, President and Chief Executive Officer of the Company stated, "Trey has been a valued contributor to our management team for 17 years. We appreciate his contribution to the Company and wish him well in his future endeavors."

BJ Services Company is a leading provider of pressure pumping and other oilfield services to the oil and gas industry.

(NOT INTENDED FOR DISTRIBUTION TO BENEFICIAL OWNERS)

SOURCE BJ Services Company

Web Site: http://www.bjservices.com

CONTACT: Bill Stewart, 1-713-895-5879, or Jeff Smith, 1-713-895-5607, both of BJ Services Company

0172 01/13/2006 15:25 EST http://www.prnewswire.com